Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-277107, 333-249864 and 333-216946 on Form S-8 and Registration Statement Nos. 333-268172 and 333-256681 on Form S-3ASR of our report dated February 23, 2023, relating to the financial statements of ProPetro Holding Corp. and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 20, 2025